Sub-Item 77C: Submission of matters to a vote of security holders.

The following proposals were addressed during the period.  * indicates that the proposal was addressed at a special meeting of shareholders held on December 19, 2006.  ** indicates that the proposal was addressed at subsequent adjourned special meeting of shareholders held on January16, 2007.

1. Proposal to approve Articles of Amendment and Restatement of The Hartford Mutual Funds II, Inc. (“Company”) and a Plan of Reclassification whereby Class H shares will be reclassified as Class L shares for each of The Hartford Growth Fund, The Hartford Growth Opportunities Fund, The Hartford SmallCap Growth Fund, The Hartford Tax-Free Minnesota Fund, The Hartford Tax-Free National Fund, The Hartford U.S. Government Securities Fund, and The Hartford Value Opportunities Fund.

For
Against
Abstain
The Hartford Growth Fund**
 504,926.783
 15,159.695
 10,663.340
The Hartford Growth Opportunities Fund**
 694,482.212
 15,951.455
 21,966.967
The Hartford SmallCap Growth Fund**
 247,547.161
   5,168.072
 6,506.025
The Hartford Tax-Free Minnesota Fund*
 11,140.488
 0
 0
The Hartford Tax-Free National Fund*
 9,338.633
 0
 4,209.376
The Hartford U.S. Government Securities Fund*
 128,260.102
 831.772
 1,739.818
The Hartford Value Opportunities Fund*
 122,341.531
 2,535.183
 2,325.688

2. Proposal to approve Articles of Amendment and Restatement of the Company and a Plan of Reclassification whereby Class M shares will be reclassified as Class L shares for each of The Hartford Growth Fund, The Hartford Growth Opportunities Fund, The Hartford SmallCap Growth Fund, The Hartford Tax-Free Minnesota Fund, The Hartford Tax-Free National Fund, The Hartford U.S. Government Securities Fund, and The Hartford Value Opportunities Fund.

For
Against
Abstain
The Hartford Growth Fund*
 523,299.616
 3,997.021
 14,441.125
The Hartford Growth Opportunities Fund*
 435,509.854
 5,812.211
 16,959.477
The Hartford SmallCap Growth Fund**
 266,789.849
 2,636.655
 10,846.767
The Hartford Tax-Free Minnesota Fund*
 9,136.019
 0
 0
The Hartford Tax-Free National Fund*
 62,180.973
 0
 379.300
The Hartford U.S. Government Securities Fund*
 134,931.814
 1,807.708
 7,623.805
The Hartford Value Opportunities Fund*
 241,948.673
 1,195.215
 8,554.555

3. Proposal to approve Articles of Amendment and Restatement of the Company and a Plan of Reclassification whereby Class N shares will be reclassified as Class L shares for each of The Hartford Growth Fund, The Hartford Growth Opportunities Fund, The Hartford SmallCap Growth Fund, The Hartford Tax-Free Minnesota Fund, The Hartford Tax-Free National Fund, The Hartford U.S. Government Securities Fund, and The Hartford Value Opportunities Fund.

For
Against
Abstain
The Hartford Growth Fund*
 123,866.930
 3,770.679
 6,015.313
The Hartford Growth Opportunities Fund*
 107,826.429
   132.615
 5,221.335
The Hartford SmallCap Growth Fund*
 114,644.602
 3,680.769
 5,962.939
The Hartford Tax-Free Minnesota Fund*
 13,283.150
 0
 0
The Hartford Tax-Free National Fund*
 23,564.885
 5,426.318
 3,779.000
The Hartford U.S. Government Securities Fund*
 46,321.686
 1,157.000
 1,353.743
The Hartford Value Opportunities Fund*
 71,441.946
 183.291
 5,205.407

4. Proposal to approve Articles of Amendment and Restatement of the Company and a Plan of Reclassification whereby Class E shares will be reclassified as Class Y shares for each of The Hartford Tax-Free Minnesota Fund, The Hartford Tax-Free National Fund, and The Hartford U.S. Government Securities Fund.

For
Against
Abstain
The Hartford Tax-Free Minnesota Fund*
 1,501,937.780
 32,057.751
 91,010.980
The Hartford Tax-Free National Fund*
1,340,548.611
 41,849.865
 32,889.679
The Hartford U.S. Government Securities Fund*
5,418,416.220
 265,853.045
 261,692.052

5. Proposal to approve The approval of the Articles of Amendment and Restatement of the Company and a Plan of Reclassification whereby Class Z shares of The Hartford Growth Opportunities Fund will be reclassified as Class Y shares.

 For
Against
Abstain
The Hartford Growth Opportunities Fund*
 679,460.063
 99,326.340
 47,291.005